Exhibit 4.1

STOCK ORDER FORM	For Internal Use Only
SEND OVERNIGHT PACKAGES TO: Performance Trust Capital Partners Oconee Stock Information Center 500 W. Madison St., Suite 450 Chicago, Illinois 60661 [TBD]	BATCH # ORDER # PRIORITY# REC’D CHECK

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 5:00 p.m., Eastern Time, on June __, 2023. Subscription rights will become void after this deadline. Stock Order Forms can be delivered by overnight delivery to the Stock Information Center address to the left, by hand-delivery to Elberton, at 6 E. Church St., Elberton, GA, or by mail using the Stock Order Reply Envelope provided. Faxes or copies of this form may not be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	PRICE PER SHARE	(2) TOTAL PAYMENT DUE

	× [TBD] =	$

Minimum Number of Shares: 25. Maximum Number of Shares: 5% of shares sold. See Stock Order Form instructions or call our Stock Information Center for assistance with purchase limitations.
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
Enclosed is a personal check, bank check or money order made payable to Oconee Financial Corporation in the amount of:		$

Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Elberton deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds must be available at the time this form is received.

For Internal Use Only	Deposit Account Number	Amount(s)
$
$
$
	Total Withdrawal Amount	$

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 7.

a.  Depositors of Elberton with aggregate balances of at least $50 at the close of business on March 31, 2020.

b.  Depositors of Elberton with aggregate balances of at least $50 at the close of business on [TBD]

c.    Depositors and borrowers of Elberton at the close of business on [TBD]

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 7, check the first box that applies to this order:

d.  Shareholders of record of Oconee as of the close of business on [TBD]

e.    Residents of Elbert County, Georgia

f.     Residents of Oconee County, Georgia

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under “Purchaser Information,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 7 below qualify in the Subscription Offering:

Name(s) on Account	Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) ASSOCIATES/ACTING IN CONCERT

Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (“Associate” and “Acting in Concert” defined on reverse side of this form)

Name(s) listed in Section 7 on other Stock Order Forms	Number of shares	Name(s) listed in Section 7 on other Stock Order Forms	Number of shares

(7) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of others whose names are not also listed on your qualifying accounts. See Stock Order Form Instructions for further guidance.

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:
Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				Secondary SSN/Taxid No.
Street				Phone # (DAY)
City	State	Zip	County (Important)	Phone # (NIGHT)

(8) ACKNOWLEDGMENT, CERTIFICATION AND SIGNATURE(S)
I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 5:00 p.m., Eastern Time, on [TBD] otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED				Bank Use

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

STOCK ORDER FORM – SIDE 2

(6) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)	any corporation or organization, other than Elberton Federal Savings, Oconee State Bank, Oconee Financial Corporation or a majority-owned subsidiary of any of these entities, of which the person is a senior officer, partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;
(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and
(3)	any blood or marriage relative of the person, who either lives in the same house as the person or who is a director or senior officer of Elberton Federal Savings, Oconee State Bank, or Oconee Financial Corporation

Acting in Concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the employee plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address at any of the eligibility, supplemental eligibility, or voting record dates will be assumed to be associates of, and acting in concert with, each other.

Please see the Offering Circular section entitled “Terms of the Offering — Maximum and Minimum Purchase Limitations” for more information on purchase limitations.

(8) ACKNOWLEDGMENT, CERTIFICATION, AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Oconee, this Stock Order Form may not be modified or canceled without Oconee’s consent, and that if withdrawal from an Elberton deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of 5% of the shares sold in the offering in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Merger Conversion Offering Circular dated [TBD]

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that this security is Federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of the Comptroller of the Currency.

I further certify that, before subscribing for shares of the common stock of Oconee Financial Corporation, I received the Offering Circular dated [TBD], and I have read the terms and conditions described in the Offering Circular, including disclosure concerning the nature of the security being offered and the risks involved in the investment, in the “Risk Factors” section, beginning on page [TBD]. Risks include, but are not limited to the following:

Risk Factors

Risks Related to the Offering

1.   Because the trading market for Oconee stock is not active, you may not be able to sell your shares at the times and in the amounts you want.

2.   The price of our common stock may fluctuate significantly, and this may make it difficult for you to sell shares of common stock at times or at prices you find attractive.

3.   There is limited public information concerning Oconee and its business, operations and financial condition.

4.   The offering may not be fully subscribed.

5.   We may pursue additional capital in the future, which may not be available on acceptable terms or at all, could dilute the holders of our outstanding common stock, and may adversely affect the market price of our common stock.

6.   Your investment may be diluted because of the ability of management to offer stock to others.

Risks Related to Oconee and the Banking Business

7.   We have paid annual dividends in the past but may not be able to pay dividends in the future.

8.   We rely heavily on the payment of dividends from our subsidiary, the Bank, which may be restricted by applicable laws and regulations.

9.   Because we have discretion in the use of the proceeds, we may not apply these funds effectively which could have an adverse effect on our business.

10.   The holders of our debentures have rights that are senior to those of our shareholders.

11.   Our directors and executive officers control a large amount of our stock, and your interests may not always be the same as those of the board and management.

12.   Our business has been and may in the future be adversely affected by volatile conditions in the financial markets and unfavorable economic conditions generally.

13.   Inflation could adversely affect our business and our customers.

14.   Concentrations of real estate and real estate secured loans could subject us to increased risks in the event of a prolonged real estate recession, pandemic or natural disaster.

15.   Our concentration of commercial real estate loans exposes us to increased lending risks.

16.   Repayment of our commercial loans is often dependent on the cash flows of the borrowers, which may be unpredictable, and the collateral securing these loans may fluctuate in value.

17.   We may experience loan losses in excess of our allowance for credit losses.

18.   Our use of appraisals in deciding whether to make a loan secured by real property does not ensure the value of the real property collateral.

19.   We are exposed to risk of environmental liabilities with respect to properties to which we obtain title.

20.   Adverse changes in the economic conditions of the markets where Oconee will operate could have a negative effect on the business.

21.   Our expenses could increase as a result of increases in FDIC insurance premiums or other regulatory assessments.

22.   Our business has been, and may continue to be, affected by a significant concentration of deposits with two customers.

23.   We may not be able to continue to attract and retain banking customers at current levels, and our efforts to compete may reduce our profitability.

24.   New or acquired banking offices may not be profitable.

25.   Negative public opinion surrounding Oconee and the banking industry generally could damage Oconee’s reputation and adversely impact its earnings.

26.   If we are not able to successfully keep pace with technological changes affecting the industry, our business could be hurt.

27.   Our operations could be adversely impacted if our third-party service providers experience difficulty.

28.   Unauthorized disclosure of sensitive or confidential customer information, whether through a cyber-attack, other breach of our computer systems or any other means, could severely harm our business

29.   If our information systems were to experience a system failure, our business and reputation could suffer.

30.   We are subject to a variety of operational risks, including reputational risk, legal risk and compliance risk, and the risk of fraud or theft by employees or outsiders, which may adversely affect our business and results of operations.

31.   Previously enacted and potential future financial regulatory reforms could have a significant impact on our business, financial condition and results of operations.

32.   Reductions in service charge income or failure to comply with payment network rules could negatively impact our earnings.

33.   Reductions in interchange income could negatively impact our earnings

34.   We depend on our executive officers and key personnel to implement our business strategy and could be harmed by the loss of their services.

35.   We may be adversely affected by the financial stability of other financial institutions.

36.   Changes in interest rates could adversely affect our profitability, business and prospects.

37.   The value of the securities in our investment portfolio may be negatively affected by market disruptions, adverse credit events or fluctuations in interest rates, which could have a material adverse impact on regulatory capital levels.

38.   Non-compliance with USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions and curtail expansion opportunities.

Risks Related to the Merger Conversion

39.   The Merger Conversion may be more difficult, costly or time consuming than expected, and the anticipated benefits and cost savings of the Merger Conversion may not be realized.

40.   The value of the shares after the Merger Conversion may be affected by factors that are different from those affecting the shares of Oconee currently.

41.   Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined organization following the Merger Conversion.

42.   The Bank and Oconee will be subject to business uncertainties and contractual restrictions while the Merger Conversion is pending.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

OCONEE FINANCIAL CORPORATION

STOCK INFORMATION CENTER: [TBD]

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the price per share. The minimum purchase is 25 shares. The maximum allowable purchase by any person or entity, together with any associate or group of persons acting in concert, is 5% of the shares sold in the Offering in all categories of the offering combined. Please see the Offering Circular section entitled “Terms of the Offering – Maximum and Minimum Purchase Limitations” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Oconee Financial Corporation. Checks will be deposited upon receipt. Funds remitted by personal check must be available when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at [TBD] per annum from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a withdrawal from your Elberton deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds must be available at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a certificate of deposit (CD) account.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 7 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. Please list all Elberton deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription.

See the Offering Circular section entitled “Terms of the Offering” for further details about the Subscription Offering.

Section (6) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (7) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Offering Circular. IMPORTANT: Subscription rights are non-transferable. When placing an order in the Subscription Offering, you may not add the names of others whose names are not also listed on your qualifying accounts. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS. If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

(over)

OCONEE FINANCIAL CORPORATION

STOCK INFORMATION CENTER: [TBD]

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 7 of the Stock Order Form must have had an eligible account at Elberton at the close of business on one of the dates identified in section 5 of the stock order form.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 7 of the Stock Order Form must have had an eligible account at Elberton at the close of business on one of the dates identified in section 5 of the stock order form.

Joint Tenants – May be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 7 of the Stock Order Form must have had an eligible account at Elberton at the close of business on one of the dates identified in section 5 of the stock order form.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the Georgia Uniform Transfer to Minors Act should be registered as John Smith CUST Susan Smith UTMA-GA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 7 of the Stock Order Form must have had an eligible account at Elberton at the close of business on one of the dates identified in section 5 of the stock order form.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 7 of the Stock Order Form must have had an eligible account at Elberton at the close of business on one of the dates identified in section 5 of the stock order form.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. Also provide the SSN of the beneficial owner of the IRA where indicated.

Section (8) – Acknowledgment, Certification and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Offering Circular carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 5:00 p.m., Eastern Time, on [TBD]. Stock Order Forms can be delivered by overnight delivery to the Stock Information Center address provided on the Stock Order Form for that purpose. You may also hand deliver your order and payment in person to Elberton during normal banking hours. Lastly, you may send your order and payment by regular mail using the enclosed Stock Order Reply Envelope. Hand delivered stock order forms will only be accepted at Elberton. Do not deliver this form to any other location. Do not mail Stock Order Forms to Elberton’s office. Faxes or copies of this form may not be accepted. Oconee Financial Corporation reserves the right to reject improperly completed stock order forms.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, at [TBD], from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.